UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2018

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 5, 2018, David M. Hudson, the President and Chief Executive Officer of Schmitt Industries, Inc. (the “Registrant”), tendered his resignation, effectively immediately, as an officer of the Registrant, including any positions held with any of the Registrant’s subsidiaries. Mr. Hudson will retain his position as a director of the Registrant.

A copy of the press release announcing Mr. Hudson’s resignation is furnished as Exhibit 99.1 to this report.

(c)

On January 5, 2018 the Registrant appointed David W. Case as its President and Chief Executive Officer, effective immediately.

Mr. Case, aged 54, has served as the Vice President of Operations of the Registrant since 1996 and is also currently the General Manager of the Registrant’s largest product line, Schmitt Dynamic Balancing Systems. Prior to 1996, Mr. Case held the position of Production Manager. He has been responsible for many of the design features of the SBS Dynamic Balance System and has overseen various departments within the Registrant including manufacturing, engineering and quality assurance. Mr. Case holds a B.S. degree in Economics from the University of Oregon.

A copy of the press release announcing Mr. Case’s appointment is furnished as Exhibit 99.1 to this report.

(d)

On January 5, 2018, the Board of Directors of the Registrant expanded its number of authorized directors from four to five and elected David W. Case as a director of the Registrant, both effective as of January 5, 2018. It is expected that Mr. Case will stand for reelection at the 2018 Annual Meeting of Shareholders.

Mr. Case, aged 54, has served as the Vice President of Operations of the Registrant since 1996 and is also currently the General Manager of the Registrant’s largest product line, Schmitt Dynamic Balancing Systems. Prior to 1996, Mr. Case held the position of Production Manager. He has been responsible for many of the design features of the SBS Dynamic Balance System and has overseen various departments within the Registrant, including manufacturing, engineering and quality assurance. Mr. Case holds a B.S. degree in Economics from the University of Oregon.

As an employee of the Registrant, Mr. Case will not qualify as independent under the definition promulgated by NASDAQ and therefore will not be a member of the Board’s Audit, Compensation or Nominating Committee. The Registrant believes that Mr. Case possesses specific attributes that qualify him to serve as a director of the Registrant, including the perspective and experience he will bring as President and Chief Executive Officer of the Registrant, and his prior experience with the Registrant.

There are no related person transactions (or proposed related person transactions) with respect to Mr. Case reportable under Item 5.02(d) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Registrant’s last fiscal year. Mr. Case will receive the compensation described under “Executive Compensation” of the Registrant’s Proxy Statement for the 2017 Annual Meeting of Shareholders filed with the Securities and Exchange Commission.

A copy of the press release announcing Mr. Case’s appointment is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release entitled “Schmitt Industries, Inc. Announces Appointment of David Case as President and Chief Executive Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

January 8, 2018	By:	/s/ Ann M Ferguson
Name: Ann M Ferguson
Title: Chief Financial Officer and Treasurer